SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2004

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

229 West 43rd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into A Material Definitive Agreement.

On December 16, 2004, the Compensation Committee of the Board of Directors (the “Committee”) of The New York Times Company (the “Company”) set the specific performance goals for the Company that will be used to determine the amount of the annual cash bonuses that may be paid to key employees, including each of the Company’s executive officers, for 2005 under the Company’s 1991 Executive Stock Incentive Plan (the “Plan”). The Committee designated for each executive officer a target amount, which was a percentage of the individual’s base salary. The amount each corporate executive officer receives will depend upon the Company’s achievement of designated earnings per share targets for 2005.  For executive officers who work for specific operating divisions of the Company, the annual bonus that may be received will depend 50% on the achievement of the Company-wide earnings per share targets and 50% upon the achievement of operating result targets for 2005 by the individual’s operating unit.

In addition, the Committee set the terms of a long-term incentive program under the Plan for the five-year period 2005-2009.  For each participant, including each executive officer, the Committee specified a target range of potential payouts. The actual amount paid at the end of the five-year cycle to each executive officer will range from the threshold to the maximum amount, or be “0”, depending on the total return to holders of the Company’s Class A common stock relative to the total return to holders of stock in the companies that make up the “peer group” described in the Company’s Annual Proxy Statement under “Performance Presentation” during this five-year period.

In the case of the Chairman, the President and Chief Executive Officer, the Vice Chairman and the Chief Operating Officer, the goals and target amounts set by the Committee were approved by all independent directors of the Company, in consultation with non-management directors.

With respect to both the annual and long-term programs, the Committee reserves the right to reduce the amount of each executive’s payout based on such criteria as the Committee deems appropriate at the time.

On December 16, 2004, the Committee also granted stock options and awarded shares of restricted stock to Company employees, including each executive officer.  Such grants were made pursuant to the Plan, which has previously been filed by the Company with the Securities and Exchange Commission, and sets forth all material terms of such stock option and restricted stock awards.

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Russell T. Lewis has retired from the Company’s Board of Directors and as President and Chief Executive Officer of the Company effective as of the end of the Company’s 2004 fiscal year (December 26, 2004), and, effective at the commencement of the 2005 fiscal year (December 27, 2004), Ms. Janet L. Robinson will succeed Mr. Lewis as President and Chief Executive Officer and will become a Director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 20, 2004	By:	/s/ Solomon B. Watson IV
Solomon B. Watson IV
Senior Vice President and General Counsel